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                                                                     EXHIBIT 5.1


                                  [Letterhead]




March 27, 2001



Procom Technology, Inc.
58 Discovery
Irvine, California 92618

         Re:  Registration Statement on Form S-3 of Procom Technology, Inc.

Ladies and Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by Procom Technology, Inc., a California corporation (the "Company"). The Registration Statement relates to the resale by certain selling shareholders of up to 480,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issued by the Company in connection with that certain Stock Purchase Agreement dated December 28, 2000, among the Company, Angelo Finotti, Riccardo Finotti, and Massimiliano Finotti.

         I advise you that I have examined originals or copies of those corporate and other records and documents I considered appropriate. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity with originals of all documents submitted as copies.

         On the basis of such examination, my reliance upon the assumptions in this opinion and my considerations of those questions of law I considered, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

         The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdictions.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and I further consent to the reference to my name under the caption "Legal Matters" in the Registration Statement.


                                          Respectfully submitted,

                                          /s/ FREDERICK L. JUDD
                                          --------------------------------------
                                          Frederick L. Judd,
                                          Counsel to Procom Technology, Inc.